                  ===========================================



                        OAKWOOD MORTGAGE INVESTORS, INC.,

                         OAKWOOD ACCEPTANCE CORPORATION


                                       AND


                         PNC BANK, NATIONAL ASSOCIATION,
                                     TRUSTEE



                                   ----------


                         POOLING AND SERVICING AGREEMENT

                           DATED AS OF OCTOBER 1, 1996


                                   ----------



                        OAKWOOD MORTGAGE INVESTORS, INC.

                               SENIOR/SUBORDINATED

                    PASS-THROUGH CERTIFICATES, SERIES 1996-C


                   ===========================================

     THIS SERIES 1996-C POOLING AND SERVICING AGREEMENT, dated as of October 1, 1996, is made with respect to the formation of OMI Trust 1996-C (the "Trust"), among OAKWOOD MORTGAGE INVESTORS, INC., a North Carolina corporation ("OMI"), OAKWOOD ACCEPTANCE CORPORATION, a North Carolina corporation ("OAC" and, in its capacity as servicer, the "Servicer"), and PNC BANK, NATIONAL ASSOCIATION, a national banking association, as trustee (the "Trustee"), under this Agreement and the Standard Terms to Pooling and Servicing Agreement, November 1995 Edition (the "Standard Terms"), all the provisions of which are incorporated herein as modified hereby and shall be a part of this Agreement as if set forth herein in full (this Agreement with the Standard Terms so incorporated, the "Pooling and Servicing Agreement"). Capitalized terms used and not otherwise defined herein shall have the respective meanings given them in the Standard Terms.


                              PRELIMINARY STATEMENT

         The Board of Directors of OMI has duly authorized the formation of the Trust to issue a Series of Certificates with an aggregate initial principal amount of $270,791,224, to be known as the Senior/Subordinated Pass-Through Certificates, Series 1996-C (the "Certificates"). The Certificates consist of 10 Classes that in the aggregate evidence the entire beneficial ownership interest in the Trust.

         In accordance with Section 10.01 of the Standard Terms, the Trustee will make an election to treat all of the assets of the Trust as two real estate mortgage investment conduits (each, a "REMIC" and, individually, the "Pooling REMIC" and the "Issuing REMIC") for federal income tax purposes. The Pooling REMIC will consist of the Distribution Account and the Assets listed on the Asset Schedule attached as SCHEDULE I (as defined below) hereto. The Issuing REMIC will consist of the eight Subaccounts designated as provided herein, the Reserve Fund, the Class A-6 Liquidity Account, the Class B-1 Liquidity Account and the Class B-2 Liquidity Account. The "startup day" of each REMIC for purposes of the REMIC Provisions is the Closing Date.


                                GRANTING CLAUSES

         To provide for the distribution of the principal of and interest on the Certificates in accordance with their terms, all of the sums distributable under the Pooling and Servicing Agreement with respect to the Certificates and the performance of the covenants contained in this Pooling and Servicing Agreement, OMI hereby bargains, sells, conveys, assigns and transfers to the Trustee, in trust and as provided in this Pooling and Servicing Agreement, without recourse and for the exclusive benefit of the Holders of the Certificates, all of OMI's right, title and interest in and to, and any and all benefits accruing to OMI from, (a) the Contracts listed in SCHEDULE IA hereto and the Mortgage Loans (together with the Contracts, the "Assets") listed in SCHEDULE IB hereto (SCHEDULE IA and SCHEDULE IB shall be collectively referred to herein as "Schedule I"), together with the related Asset Documents, and all payments thereon and proceeds of the conversion, voluntary or involuntary, of the foregoing, including, without limitation, all rights to receive all principal and interest payments due on the Assets after the Cut-off Date, including such scheduled payments received by OMI or OAC on or prior to the Cut-off Date, and Principal Prepayments, Net Insurance Proceeds, Net Liquidation Proceeds, Repurchase Prices and other unscheduled collections received on the Assets on and after the Cutoff Date; (b) the security interests in the Manufactured Homes, Mortgaged Properties and Real Properties granted by the Obligors pursuant to the related Assets; (c) all funds, other than investment earnings, relating to the Assets on deposit in the Certificate Account or the Distribution Account for the Certificates and all proceeds thereof, whether in the form of cash, instruments, securities or other properties; (d) the Reserve Fund, the Class A-6 Liquidity Account, the Class B-1 Liquidity Account, the Class B-2 Liquidity Account and all amounts on deposit in each; (e) any and all rights, privileges and benefits accruing to OMI under the Sales Agreement with respect to the Assets (provided that OMI shall retain its rights to indemnification from the Seller under such Sales Agreement, but also hereby conveys its rights to such indemnification to the Trustee as its assignee), including the rights and remedies with respect to the enforcement of any and all representations, warranties and covenants under such Sales Agreement; and (f) proceeds of all the foregoing (including, but not by way of limitation, all proceeds of any Standard Hazard Insurance Policy or FHA Insurance, or any other insurance policy relating to any of the Assets, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables that at any time constitute all or part or are included in the proceeds of any of the foregoing) to make distributions on the Certificates as specified herein (the items referred to in clauses (a) through (f) above shall be collectively referred to herein as the "Trust Estate").

         The Trustee acknowledges the foregoing, accepts the trusts hereunder in accordance with the provisions hereof and the Standard Terms and agrees to perform the duties herein or therein required to the best of its ability to the end that the interests of the Holders of the Certificates may be adequately and effectively protected.

SECTION 1. STANDARD TERMS.

         OMI, the Servicer and the Trustee acknowledge that the Standard Terms prescribe certain obligations of OMI, the Servicer and the Trustee with respect to the Certificates. OMI, the Servicer and the Trustee agree to observe and perform such prescribed duties, responsibilities and obligations, and acknowledge that, except to the extent inconsistent with the provisions of this Pooling and Servicing Agreement, the Standard Terms are and shall be a part of this Pooling and Servicing Agreement to the same extent as if set forth herein in full.

SECTION 2 DEFINED TERMS.

         With respect to the Certificates and in addition to or in replacement for the definitions set forth in Section 1.01 of the Standard Terms, the following definitions shall be assigned to the defined terms set forth below:

         "ACCRUAL DATE": The Accrual Date (z) with respect to the Class A-1 Certificates shall be the Closing Date, (y) with respect to the Class B-1 Certificates and Class B-2 Certificates shall be October 25, 1996, and (x) the Accrual Date with respect to all other Classes of Certificates shall be October 1, 1996.

         "AVERAGE SIXTY-DAY DELINQUENCY RATIO": With respect to any Distribution Date, the arithmetic average of the Sixty-Day Delinquency Ratios for such Distribution Date and the two preceding Distribution Dates. The "Sixty-Day Delinquency Ratio" for a Distribution Date is the percentage derived from the fraction, the numerator of which is the aggregate Scheduled Principal Balance (as of the end of the preceding Prepayment Period) of all Assets (including Assets in respect of which the related Manufactured Home, Real Property or Mortgage Property has been repossessed or foreclosed upon but not yet disposed
of) as to which a Monthly Payment thereon is delinquent 60 days or more as of the end of the related Collection Period, and the denominator of which is the Pool Scheduled Principal Balance for such Distribution Date.

         "AVERAGE THIRTY-DAY DELINQUENCY RATIO": With respect to any Distribution Date, the arithmetic average of the Thirty-Day Delinquency Ratios for such Distribution Date and the two preceding Distribution Dates. The "Thirty-Day Delinquency Ratio" for a Distribution Date is the percentage derived from the fraction, the numerator of which is the aggregate Scheduled Principal Balance (as of the end of the preceding Prepayment Period) of all Assets (including Assets in respect of which the related Manufactured Home, Real Property or Mortgage Property has been repossessed or foreclosed upon but not yet disposed of) as to which a Monthly Payment thereon is delinquent 30 days or more as of the end of the related Collection Period, and the denominator of which is the Pool Scheduled Principal Balance for such Distribution Date.

         "BOOK-ENTRY CERTIFICATES":  The Class A Certificates.

         "CARRYOVER INTEREST AMOUNT": With respect to each Class of Certificates, except the Class X Certificates and the Residual Certificates, and each Distribution Date, all amounts that were distributable on such Class as Interest Distribution Amounts on previous Distribution Dates that remain unpaid, together with interest on each overdue Interest Distribution Amount that comprises the Carryover Interest Amount at the Pass-Through Rate in effect for such Class from time to time from the last day of the Interest Accrual Period in which such overdue Interest Distribution Amount accrued through the last day of the related Interest Accrual Period, to the extent not previously distributed. With respect to each Subaccount on each Distribution Date, all amounts that were allocable to such Subaccount as Priority Interest Amounts on previous Distribution Dates that remain unpaid, together with interest on each overdue Priority Interest Amount that comprises the Carryover Interest Amount at the applicable Pass-Through Rate in effect for the Corresponding Certificates with respect to such Subaccount from time to time from the last day of the Interest Accrual Period in which such overdue Priority Interest Amount accrued through the last day of the related Interest Accrual Period, to the extent not previously distributed.

         "CARRYOVER NON-PRIORITY INTEREST AMOUNT": For any Subaccount, on any Distribution Date, all amounts that were distributable on such Subaccount as Non-Priority Interest Amounts on previous Distribution Dates that remain unpaid.

         "CARRYOVER   WRITEDOWN   INTEREST   AMOUNT":   With   respect  to  each
Distribution Date and each related Class or Subaccount, Writedown Interest Amounts remaining unpaid from previous Distribution Dates.

         "CLASS  A  CERTIFICATES":   The  Class  A-1  Certificates,   Class  A-2
Certificates,   Class  A-3  Certificates,  Class  A-4  Certificates,  Class  A-5
Certificates and Class A-6 Certificates.

         "CLASS A PERCENTAGE": With respect to each Distribution Date, generally the percentage derived from the fraction (which shall not be greater than 1), the numerator of which is the aggregate Certificate Principal Balance of the Class A Certificates immediately prior to such Distribution Date and the denominator of which is the aggregate Certificate Principal Balance of all the Certificates immediately prior to such Distribution Date; provided, however, that if (z) the percentage derived from the fraction (which shall not be greater than 1), the numerator of which is the Class B Principal Balance immediately prior to such Distribution Date and the denominator of which is the sum of the Class A Principal Balance and the Class B Principal Balance, each immediately prior to such Distribution Date, is greater than (y) the percentage derived from the fraction (which shall not be greater than 1), the numerator of which is the Class B Principal Balance immediately prior to such Distribution Date less the Class B-2 Floor Amount for such Distribution Date, and the denominator of which is the Principal Distribution Amount for such Distribution Date, then the Class A Percentage for such Distribution Date shall equal the lesser of (x) the percentage derived from the fraction (which shall not be greater than 1), the numerator of which is the Class A Principal Balance immediately prior to such Distribution Date and the denominator of which is the Principal Distribution Amount for such Distribution Date, and (w) 100% less the percentage derived from the fraction (which shall not be greater than 1), the numerator of which is the Class B Principal Balance immediately prior to such Distribution Date less the Class B-2 Floor Amount for such Distribution Date, and the denominator of which is the Principal Distribution Amount for such Distribution Date.

         "CLASS A-6 LIQUIDITY ACCOUNT": The fund established pursuant to Section 6(b) hereof and to be applied specifically to the Class A-6 Certificates. The Class A-6 Liquidity Account shall be deemed to be a "Reserve Fund" as such term is defined in the Standard Terms.

         "CLASS A-6 LIQUIDITY ACCOUNT DRAW AMOUNT": On any Distribution Date, the lesser of (i) the amount on deposit in the Class A-6 Liquidity Account, and
(ii) the aggregate amount of any Interest Distribution Amounts, Carryover Interest Amounts, Writedown Amounts and Carryover Writedown Interest Amounts due on the Class A-6 Certificates that are not distributed out of the Available Distribution for such Distribution Date.

         "CLASS A-6 LIQUIDITY ACCOUNT REQUIRED AMOUNT": On any Distribution Date, three months of interest at the Class A-6 Pass-Through Rate on the Class A-6 Certificate Principal Balance after giving effect to principal distributions on such Distribution Date.

         "CLASS A SUBACCOUNTS": Any or all, as appropriate, of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 or Class A-6 Subaccounts.

         "CLASS B CERTIFICATES": The Class B-1 Certificates and Class B-2 Certificates.

         "CLASS B-1 LIQUIDITY ACCOUNT": The component fund of the Class B Liquidity Account established pursuant to Section 6(c) hereof and to be applied specifically to the Class B-1 Certificates. The Class B-1 Liquidity Account shall be deemed to be a "Reserve Fund" as such term is defined in the Standard Terms.

         "CLASS B-1 LIQUIDITY ACCOUNT DRAW AMOUNT": On any Distribution Date, the lesser of (i) the amount on deposit in the Class B-1 Liquidity Account, and
(ii) the aggregate amount of any Interest Distribution Amounts, Carryover Interest Amounts, Writedown Interest Amounts and Carryover Writedown Interest Amounts due on the Class B-1 Certificates that are not distributed out of the Available Distribution for such Distribution Date.

         "CLASS B-1 LIQUIDITY ACCOUNT REQUIRED AMOUNT": On any Distribution Date, three months of interest at the Class B-1 Pass-Through Rate on the Class B-1 Certificate Principal Balance after giving effect to principal distributions on such Distribution Date.

         "CLASS B-2 LIQUIDITY ACCOUNT": The component fund of the Liquidity Account established pursuant to Section 6(c) hereof and to be applied specifically to the Class B-2 Certificates. The Class B-2 Liquidity Account shall be deemed to be a "Reserve Fund" as such term is defined in the Standard Terms.

         "CLASS B-2 LIQUIDITY ACCOUNT DRAW AMOUNT": On any Distribution Date, the lesser of (i) the amount on deposit in the Class B-2 Liquidity Account, and
(ii) the aggregate amount of any Interest Distribution Amounts, Carryover Interest Amounts, Writedown Interest Amounts and Carryover Writedown Interest Amounts due on the Class B-2 Certificates that are not distributed out of the Available Distribution for such Distribution Date.

         "CLASS B-2 LIQUIDITY ACCOUNT REQUIRED AMOUNT": On any Distribution Date, three months of interest at the Class B-2 Pass-Through Rate on the Class B-2 Certificate Principal Balance after giving effect to principal distributions on such Distribution Date.

         "CLASS B-2 FLOOR AMOUNT": With respect to any Distribution Date, either
(a) 1.50% of the aggregate principal balance of the Assets as of the Cut-off Date, if the Class A-6 Certificate Principal Balance has not been reduced to zero immediately prior to such Distribution Date, and (b) zero, if the Class A-6 Certificate Principal Balance has been reduced to zero immediately prior to such Distribution Date.

         "CLASS B CROSS-OVER DATE": The later to occur of (a) the Distribution Date occurring in May 2001 or (b) the first Distribution Date on which the Class B Percentage equals or exceeds 1.75 times the initial Class B Percentage.

         "CLASS B LIQUIDITY ACCOUNT": Together, the Class B-1 Liquidity Account and the Class B-2 Liquidity Account.

         "CLASS B LIQUIDITY ACCOUNT DRAW AMOUNT": The sum of the Class B-1 Liquidity Account Draw Amount and the Class B-2 Liquidity Account Draw Amount.

         "CLASS B LIQUIDITY ACCOUNT REQUIRED AMOUNT": The sum of the Class B-1 Liquidity Account Required Amount and the Class B-2 Liquidity Account Required Amount.

         "CLASS B PERCENTAGE": With respect to each Distribution Date, the difference between 100% and the Class A Percentage for such Distribution Date.

         "CLASS B PRINCIPAL DISTRIBUTION TESTS": With respect to each Distribution Date: (a) the Average Sixty-Day Delinquency Ratio as of such Distribution Date does not exceed 5%; (b) the Average Thirty-Day Delinquency Ratio as of such Distribution Date does not exceed 7%; (c) the Cumulative Realized Losses as of such Distribution Date do not exceed an amount equal to the percentage set forth below of the initial aggregate Certificate Principal Balance of all the Certificates:

                  DISTRIBUTION DATES          PERCENTAGE

         November 1996 through October 1997       4%
         May 2001 through October 2002            7%
         November 2002 through October 2003       8%
         November 2003 and after                  9%

; and (d) the Current Realized Loss Ratio as of such Distribution Date does not exceed 2.75%.

         "CLASS B SUBACCOUNTS": Any or all, as appropriate, of the Class B-1 or Class B-2 Subaccounts.

         "CLASS R CERTIFICATES": The Class R Certificates, which comprise both the Pooling REMIC Residual Interest and the Issuing REMIC Residual Interest.

         "CLASS R-1 CERTIFICATES": Following the division of the Class R Certificates into two separately transferable, certificated and fully registered certificates in accordance with Section 11(b) hereof, the Class R-1 Certificates, which will represent the Issuing REMIC Residual Interest.

         "CLASS R-2 CERTIFICATES": Following the division of the Class R Certificates into two separately transferable, certificated and fully registered certificates in accordance with Section 11(b) hereof, the Class R-2 Certificates, which will represent the Pooling REMIC Residual Interest.

         "CLASS X CARRYOVER STRIP AMOUNT": With respect to the Class X Certificates on each Distribution Date, all amounts that were distributable on such Class as Class X Strip Amounts on previous Distribution Dates that remain unpaid.

         "CLASS X STRIP AMOUNT": With respect to any Distribution Date, 30 days interest on the aggregate Certificate Principal Balance of the Class A Certificates and the Class B Certificates at a rate equal to the difference, if any, between the Weighted Average Net Asset Rate and the weighted average of the Pass-Through Rates on the Class A Certificates and the Class B Certificates.

         "CLOSING DATE":  October 24, 1996.

     "CORRESPONDING CERTIFICATES": For any Subaccount, the Class of Certificates bearing the same letter and numerical designation as that borne by such Subaccount.

         "CORRESPONDING SUBACCOUNT" For any Class of Certificates, the Subaccount bearing the same letter and numerical designation as that borne by such Class.

     "CUMULATIVE REALIZED LOSSES": With respect to any Distribution Date, the aggregate Realized Losses incurred on the Assets during the period from the Cut-off Date through the end of the related Prepayment Period.

     "CURRENT REALIZED LOSS RATIO": With respect to any Distribution Date, the annualized percentage derived from the fraction, the numerator of which is the sum of the aggregate Realized Losses for the three preceding Prepayment Periods and the denominator of which is the arithmetic average of the Pool Scheduled Principal Balances for such Distribution Date and the preceding two Distribution Dates.

         "CUT-OFF DATE":  October 1, 1996.

     "ERISA RESTRICTED CERTIFICATES": The Class A-6, Class B-1, Class B-2, Class X and Class R Certificates.

     "FLOATING RATE DETERMINATION DATE": For any Interest Accrual Period for the Class A-1 Certificates after the initial Interest Accrual Period, the second London Banking Day prior to the commencement of such Interest Accrual Period.

     "INSTITUTIONAL HOLDER": An insurance company whose long-term debt is rated at least A - by a Rating Agency, or an equivalent rating from any other nationally recognized statistical rating organization.

     "INTEREST DISTRIBUTION AMOUNT": With respect to each Class of Certificates (except the Class X Certificates and the Residual Certificates) or each Subaccount, as applicable, on each Distribution Date, an amount equal to interest accrued at the applicable Pass-Through Rate for the related Interest Accrual Period on the Certificate Principal Balance of such Class or the Subaccount Principal Balance of such Subaccount immediately prior to that Distribution Date.

         "ISSUING REMIC": The Trust REMIC consisting of the Subaccounts, the Reserve Fund, the Class A-6 Liquidity Account, the Class B-1 Liquidity Account and the Class B-2 Liquidity Account.

         "ISSUING REMIC RESIDUAL INTEREST": The residual interest (as defined in Code section 860G(a)(2)) in the Issuing REMIC.

         "LONDON BANKING DAY": Any day on which commercial banks and foreign exchange markets settle payments in London and New York City.

         "NON-PRIORITY INTEREST AMOUNT": For any Subaccount, on any Distribution Date, an amount equal to the positive difference, if any, between (i) the related Interest Distribution Amount for such Subaccount and (ii) the related Priority Interest Amount for such Subaccount.

         "NOTIONAL PRINCIPAL BALANCE": The Notional Principal Balance of the Class X Certificates on any date shall equal the sum of all of the Subaccount Principal Balances on such date.

         "ONE-MONTH LIBOR": For each applicable Interest Accrual Period, the per annum rate established in accordance with the provisions of Section 14 hereof.

         "OUTSTANDING CERTIFICATE WRITEDOWN AMOUNT": With respect to any Class of Certificates on any Distribution Date, the aggregate of all Writedown Amounts allocated to such Class on previous Distribution Dates, less all amounts distributed to such Class on previous Distribution Dates to reduce such amounts pursuant to clause (ix), (x) and (xi), as applicable, of Section 5(b) hereof.

         "OUTSTANDING SUBACCOUNT WRITEDOWN AMOUNT": With respect to any Subaccount on any Distribution Date, the aggregate of all Writedown Amounts allocated to such Subaccount on previous Distribution Dates, less all amounts allocated to such Subaccount on previous Distribution Dates to reduce such amounts pursuant to clauses (ix), (x) and (xi), as applicable, of Section 5(a) hereof.

         "PASS-THROUGH RATE": With respect to each Class of Certificates (except the Class X Certificates and the Residual Certificates) on any Distribution Date, the per annum rate for such Class set forth in the table in Section 3 hereof. With respect to any Subaccount on any Distribution Date, the then applicable Weighted Average Net Asset Rate.

         "POOLING REMIC": The Trust REMIC consisting of the Assets and the Distribution Account.

         "POOLING REMIC RESIDUAL INTEREST": The residual interest (as defined in Code section 860G(a)(2)) in the Pooling REMIC.

         "PRIORITY INTEREST AMOUNT": For any Subaccount, on any Distribution Date, an amount equal to interest accrued at the applicable Pass-Through Rate for the related Interest Accrual Period on the Corresponding Certificates.

         "PRIVATE   CERTIFICATES":   The  Class  B-1  Certificates,   Class  B-2
Certificates, Class X Certificates and Residual Certificates.

         "QUALIFIED BIDDERS": Firms and institutions that are engaged in the business of buying and selling manufactured housing paper.

         "RATING AGENCY": Each of Fitch Investors Service, L.P. (One State Street Plaza, New York, New York 10004), and Standard & Poor's Ratings Services, a division of The McGraw- Hill Companies, Inc. (26 Broadway, New York, New York 10007).

         "REGULAR CERTIFICATES": The Class A Certificates, Class B Certificates and Class X Certificates.

         "RESERVE FUND": The fund established pursuant to Section 6(a) hereof and to be applied to the Class A Certificates and the Class B Certificates as a portion of the Available Distribution. The Reserve Fund shall be deemed to be a "Reserve Fund" as such term is defined in the Standard Terms.

         "RESERVE FUND DRAW AMOUNT": On any Distribution Date, the lesser of (i) the amount on deposit in the Reserve Fund, and (ii) the amount by which the aggregate amount due Certificateholders in Sections 5(b)(i) through 5(b)(xiii) hereof exceeds the Available Distribution (excepting the portion of the Available Distribution, if any, attributable to the Reserve Fund Draw Amount) for such Distribution Date.

         "RESERVE FUND REQUIRED AMOUNT": 0.50% of the Pool Scheduled Principal Balance of the Assets as of the Cut-off Date.

         "RESIDUAL CERTIFICATES": The Class R Certificates or, following the division of the Class R Certificates into two separately transferable, certificated and fully registered certificates in accordance with Section 11(b) hereof, the Class R-1 Certificates and Class R-2 Certificates.

     "RULE 144A CERTIFICATES": The Class B-1, Class B-2, Class X and Residual Certificates.

     "SENIOR CERTIFICATES": The Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates.

     "SENIOR SUBACCOUNTS": The Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Subaccounts.

         "SERVICING FEE RATE":  1.00% per annum.

     "SUBACCOUNT": Each of the following eight subaccounts established solely for purposes of the REMIC Provisions by the Trustee, which have the Pass-Through Rates and initial Subaccount Principal Balances set forth below:

                                                               INITIAL
                                PASS-THROUGH                 SUBACCOUNT
              SUBACCOUNT            RATE                  PRINCIPAL BALANCE
              ----------            ----                    -----------------
                  A-1               (1)                      $50,300,000
                  A-2               (1)                      $46,970,000
                  A-3               (1)                      $35,400,000
                  A-4               (1)                      $20,900,000
                  A-5               (1)                      $55,614,000
                  A-6               (1)                      $23,695,000
                  B-1               (1)                      $25,726,000
                  B-2               (1)                      $12,186,224


     (1) The Pass-Through Rate on each Subaccount for any Distribution Date shall be equal to the Weighted Average Net Asset Rate.

         The final scheduled Distribution Date for each Subaccount is the April 2027 Distribution Date.

         "SUBACCOUNT PRINCIPAL BALANCE": With respect to each Subaccount, on any date of determination, the amount identified as the "Initial Subaccount Principal Balance" of such Subaccount in the definition of "Subaccount" above, minus all amounts allocated to such Subaccount in reduction of its Subaccount Principal Balance pursuant to Sections 5(a) and 7 hereof.

     "SUBORDINATED CERTIFICATES": The Class A-6, Class B-1, Class B-2, Class X and Residual Certificates.

         "TRUSTEE": PNC Bank, National Association, not in its individual capacity but solely as Trustee under this Pooling and Servicing Agreement, or any successor trustee appointed as herein provided. Notices to the Trustee shall be sent to Corporate Trust Department, 1700 Market Street, Suite 1412, Philadelphia, PA 19103, Attn: OMI Trust 1996-C (the "Corporate Trust Office"), or its successor in interest.

         "TRUST REMIC":  Each of the Pooling REMIC and the Issuing REMIC.

     "UNDERWRITERS": CS First Boston Corporation (whose address is Park Avenue Plaza, 55 East 52nd Street, New York, NY 10055), and Goldman, Sachs & Co. (whose address is 85 Broad Street, New York, NY 10004).

         "WEIGHTED AVERAGE NET ASSET RATE": With respect to any Distribution Date, the weighted average of the Asset Rates applicable to the Monthly Payments that were due during the related Collection Period on Assets that were Outstanding at the beginning of the related Prepayment Period, less the Servicing Fee Rate.

         "WRITEDOWN AMOUNT": With respect to each Distribution Date, the amount, if any, by which (i) the aggregate Certificate Principal Balance of all the Certificates, after all distributions have been made on the Certificates on such Distribution Date pursuant to Section 5(b) hereof, exceeds (ii) the Pool Scheduled Principal Balance of the Assets for the next Distribution Date.

         "WRITEDOWN INTEREST AMOUNT": With respect to each Distribution Date and each Class of Subordinated Certificates, interest accrued during the related Interest Accrual Period at the applicable Pass-Through Rate on any related Outstanding Certificate Writedown Amount. With respect to each Distribution Date and each Corresponding Subaccount, interest accrued during the related Interest Accrual Period on any related Outstanding Subaccount Writedown Amount at the Pass-Through Rate applicable to the Corresponding Certificates.

SECTION 3.        CERTIFICATES.

         The aggregate initial principal amount of Certificates that may be executed and delivered under this Pooling and Servicing Agreement is limited to $270,791,224, except for Certificates executed and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Certificates pursuant to Sections 5.04 or 5.07 of the Standard Terms. The Certificates shall be issued in ten Classes having the designations, initial Certificate Principal Balances, Pass-Through Rates and Final Scheduled Distribution Dates set forth or described below:

                     INITIAL                                      FINAL
                  CERTIFICATE                                   SCHEDULED
                   PRINCIPAL            PASS THROUGH          DISTRIBUTION
DESIGNATION         BALANCE               RATE                    DATE

A-1                $50,300,000             (1)             April 15, 2027
A-2                $46,970,000            6.45%            April 15, 2027
A-3                $35,400,000            6.75%            April 15, 2027
A-4                $20,900,000            7.00%            April 15, 2027
A-5                $55,614,000            7.35%            April 15, 2027
A-6                $23,695,000            7.65%            April 15, 2027
B-1                $25,726,000             (2)             April 15, 2027
B-2                $12,186,224             (3)             April 15, 2027
X                   (4)                    (4)             April 15, 2027
R                   (5)                    (5)             April 15, 2027

                  (1) The Pass-Through Rate on the Class A-1 Certificates for any Distribution Date shall be the per annum rate equal to the lesser of One-Month LIBOR, as determined (except for the initial Distribution
         Date) on the Floating Rate Determination Date, plus 0.11% or the Weighted Average Net Asset Rate. For the initial Distribution Date, the Pass-Through Rate for the Class A-1 Certificates will be 5.485% per annum, and the initial Interest Accrual Period for the Class A-1 Certificates commences on the Closing Date and ends on November 14, 1996.

                  (2) The Pass-Through Rate on the Class B-1 Certificates for any Distribution Date shall be equal to the lesser of (i) 7.96% per annum or (ii) the Weighted Average Net Asset Rate.

                  (3) The Pass-Through Rate on the Class B-2 Certificates for any Distribution Date shall be equal to the lesser of (i) 9.31% per annum or (ii) the Weighted Average Net Asset Rate.

                  (4) The Class X Certificates shall have no Certificate Principal Balance and no Pass-Through Rate. The Class X Certificates will represent the right to receive, on each Distribution Date, the applicable Class X Strip Amount and any Class X Carryover Strip Amount.

                  (5) The Class R Certificates shall have no Certificate Principal Balance and no Pass-Through Rate, and shall represent the residual interest in both the Pooling REMIC and the Issuing REMIC. Following the division of the Class R Certificates into two separately transferable, certificated and fully registered certificates in accordance with Section 11(b) hereof, the Class R-1 and Class R-2 Certificates shall have no Certificate Principal Balances and no Pass-Through Rates and shall represent the residual interest in the Issuing REMIC and the Pooling REMIC, respectively.

SECTION 4.        DENOMINATIONS.

     The Book-Entry Certificates will be registered as one or more certificates in the name of the Clearing Agency or its nominee. Beneficial interests in the Book-Entry Certificates will be held by the Beneficial Owners through the book-entry facilities of the Clearing Agency, in minimum denominations of $25,000 and integral multiples of $1,000 in excess thereof, except that one Certificate of each such Class may be issued in a different denomination that evidences the remainder of the aggregate initial Certificate Principal Balance of each Class.

     The Class B, Class X and Residual Certificates will be issued in certificated, fully-registered form. The Class B Certificates will be issued in minimum denominations of $100,000 and integral multiples of $1,000 in excess thereof, except that one Certificate may be issued in a different denomination that evidences the remainder of the aggregate initial Certificate Principal Balance of such Class. The Class X Certificates and the Residual Certificates will be issued in minimum Percentage Interests equal to 10%.

SECTION 5.       DISTRIBUTIONS.

          (a) On each Distribution Date, the Trustee (or the Paying Agent on behalf of the Trustee) shall allocate the Available Distribution to the various Subaccounts, and, where applicable, OAC, to the extent of the amount thereof remaining after application pursuant to clauses (1) through (4) of Section 4.03 of the Standard Terms, in the following manner and in the following order of priority:

                 (i) First, concurrently, to each Senior Subaccount, (A) first, its Priority Interest Amount for such Distribution Date, with the Available Distribution being allocated among the Senior Subaccounts pro rata based on their respective Priority Interest Amount, and (B) second, the related Carryover Interest Amount, if any, for such Distribution Date, allocated first to pay all interest accrued and unpaid on overdue Priority Interest Amounts and then to pay such overdue Priority Interest Amounts, in each case with the Available Distribution being allocated among the Senior Subaccounts pro rata based on their respective Carryover Interest Amounts;

                 (ii) Second, to the Class A-6 Subaccount, (A) first, the related Priority Interest Amount for such Distribution Date, and (B) second, any related Carryover Interest Amount for such Distribution Date, allocated first to pay all interest accrued and unpaid on overdue Priority Interest Amounts and then to pay such overdue Priority Interest Amounts;

                 (iii) Third, to the Class B-1 Subaccount, (A) first, the related Priority Interest Amount for such Distribution Date, and (B) second, any related Carryover Interest Amount for such Distribution Date, allocated first to pay all interest accrued and unpaid on overdue Priority Interest Amounts and then to pay such overdue Priority Interest Amounts;

                 (iv) Fourth, to the Class B-2 Subaccount, the related Priority Interest Amount for such Distribution Date;

                 (v) Fifth, to the Class A Subaccounts, (A) if the Class B Cross-over Date has not yet occurred or if the Class B Principal Distribution Tests are not met for such Distribution Date, the Principal Distribution Amount, or (B) if the Class B Cross-over Date has occurred and the Class B Principal Distribution Tests are met for such Distribution Date, the Class A Percentage of the Principal Distribution Amount, in either case allocated in the following sequential order:

                            (1) First, to the Class A-1 Subaccount in reduction
                 of the Subaccount Principal Balance of such Subaccount, until it has been reduced to zero;

                            (2) Second, to the Class A-2 Subaccount in reduction
                 of the Subaccount Principal Balance of such Subaccount, until it has been reduced to zero;

                            (3) Third, to the Class A-3 Subaccount in reduction
                 of the Subaccount Principal Balance of such Subaccount, until it has been reduced to zero;

                            (4) Fourth, to the Class A-4 Subaccount in reduction
                 of the Subaccount Principal Balance of such Subaccount, until it has been reduced to zero;

                            (5) Fifth, to the Class A-5 Subaccount in reduction
                 of the Subaccount Principal Balance of such Subaccount, until it has been reduced to zero; and

                            (6) Sixth, to the Class A-6 Subaccount in reduction
                 of the Subaccount Principal Balance of such Subaccount, until it has been reduced to zero;


                 provided, however, that on any Distribution Date on which the Pool Scheduled Principal Balance is less than the aggregate Subaccount Principal Balance of the Senior Subaccounts immediately prior to such Distribution Date, the Principal Distribution Amount or applicable percentage thereof will be allocated among the Senior Subaccounts pro rata based upon their respective Subaccount Principal Balances;

                 (vi) Sixth, to the Class A-6 Subaccount, (A) first, any related Writedown Interest Amount for such Distribution Date, and (B) second, any related Carryover Writedown Interest Amount for such Distribution Date;

                 (vii) Seventh, to the Class B-1 Subaccount, (A) first, any related Writedown Interest Amount for such Distribution Date, and (B) second, any related Carryover Writedown Interest Amount for such Distribution Date;

                 (viii) Eighth, to the Class B-2 Subaccount, (A) first, any related Writedown Interest Amount for such Distribution Date, and (B) second, any related Carryover Writedown Interest Amount for such Distribution Date;

         (ix) Ninth, to the Class A-6 Subaccount, any Outstanding Subaccount Writedown Amount for such Subaccount and Distribution Date;

                 (x) Tenth, (A) if the Class B Cross-over Date has occurred and the Class B Principal Distribution Tests are met for such Distribution Date, to the Class B-1 Subaccount, any Outstanding Subaccount Writedown Amount for such Subaccount and Distribution Date; or (B) if the Class B Cross-over Date has not yet occurred or the Class B Principal Distribution Tests are not met for such Distribution Date, any Outstanding Subaccount Writedown Amount for such Subaccount and Distribution Date shall be distributed pursuant to clause (v) above;

                 (xi) Eleventh, (A) if the Class B Cross-over Date has occurred and the Class B Principal Distribution Tests are met for such Distribution Date, to the Class B-2 Subaccount, any Outstanding Subaccount Writedown Amount for such Subaccount and Distribution Date; or (B) if the Class B Cross-over Date has not yet occurred or the Class B Principal Distribution Tests are not met for such Distribution Date, any Outstanding Subaccount Writedown Amount for such Subaccount and Distribution Date shall be distributed pursuant to clause (v) above;

                 (xii) Twelfth, to the Class B Subaccounts, (A) if the Class B Cross-over Date has occurred and the Class B Principal Distribution Tests are met for such Distribution Date, the Class B Percentage of the Principal Distribution Amount, or (B) if the Class A Principal Balance has been or is reduced to zero on or before such Distribution Date, the entire Principal Distribution Amount (less the portion thereof, if any, distributed pursuant to clause (v) above), in either case allocated between the Class B-1 and Class B-2 Subaccounts pro rata based upon their respective Subaccount Principal Balances (provided, however, if the Class A-6 Subaccount Principal Balance has not been reduced to zero on or prior to such Distribution Date, then amounts distributable pursuant to this clause (xii) shall be allocated solely to the Class B-1 Subaccount to the extent that allocation of such amounts to the Class B-2 Subaccount would reduce the Class B-2 Subaccount Principal Balance below the Class B-2 Floor Amount), but distributable on any Distribution Date first to the Class B-1 Subaccount and thereafter to the Class B-2 Subaccount;

                 (xiii) Thirteenth, to the Class B-2 Subaccount, any related Carryover Interest Amount for such Distribution Date, allocated first to pay all interest accrued and unpaid on overdue Priority Interest Amounts and then to pay such overdue Priority Interest Amounts;

                 (xiv) Fourteenth, to each Subaccount, (i) first, its Carryover Non-Priority Interest Amount for such Distribution Date and (ii) second, its Non-Priority Interest Amount for such Distribution Date, in each case with the Available Distribution being allocated among the Subaccounts PRO RATA based upon their respective Subaccount Principal Balances; PROVIDED, HOWEVER, that the aggregate amount allocated pursuant to this clause (xiv) shall not exceed the amounts deposited to the Reserve Fund, the Class A-6 Liquidity Account, the Class B-1 Liquidity Account, and the Class B-2 Liquidity Account pursuant to clause (xiv) of Section 5(b) hereof.

              (xv) Fifteenth, if OAC is the Servicer, to the Servicer in the following sequential order: (i) the Servicing Fee with respect to such Distribution Date; and (ii) any Servicing Fees from previous Distribution Date remaining unpaid;

                 (xvi) Sixteenth, to each Subaccount, (i) first, to the extent not allocated pursuant to clause (xiv) of this Section 5(a), its Carryover Non-Priority Interest Amount for such Distribution Date and
          (ii) second, to the extent not allocated pursuant to clause (xvi) of this Section 5(a), its Non-Priority Interest Amount for such distribution date, in each case with the Available Distribution being allocated among the Subaccounts pro rata based upon their respective Subaccount Principal Balances; and

              (xvii) Seventeenth, any remainder to the Holders of the Pooling REMIC Residual Interest.

         (b) On each Distribution Date, after all Subaccount allocations have been made as described in Section 5(a) above and Section 6 below, the Trustee (or the Paying Agent on behalf of the Trustee) shall withdraw all amounts allocated to the various Subaccounts, and shall distribute such amounts in the following manner and in the following order of priority:

                 (i) First, concurrently, to each Class of Senior Certificates,
          (A) first, its Interest Distribution Amount for such Distribution Date, with the Available Distribution being allocated among such Classes pro rata based on their respective Interest Distribution Amounts, and (B) second, the related Carryover Interest Amount, if any, for such Distribution Date, allocated first to pay all interest accrued and unpaid on overdue Interest Distribution Amounts and then to pay such overdue Interest Distribution Amounts, in each case with the Available Distribution being allocated among the Classes of Senior Certificates pro rata based on their respective Carryover Interest Amounts;

                 (ii) Second, to the Class A-6 Certificates, (A) first, the related Interest Distribution Amount for such Distribution Date, and
          (B) second, any related Carryover Interest Amount for such Distribution Date, allocated first to pay all interest accrued and unpaid on overdue Interest Distribution Amounts and then to pay such overdue Interest Distribution Amounts;

                 (iii) Third, to the Class B-1 Certificates, (A) first, the related Interest Distribution Amount for such Distribution Date, and
          (B) second, any related Carryover Interest Amount for such Distribution Date, allocated first to pay all interest accrued and unpaid on overdue Interest Distribution Amounts and then to pay such overdue Interest Distribution Amounts;

                (iv) Fourth, to the Class B-2 Certificates, the related Interest Distribution Amount for such Distribution Date;

                 (v) Fifth, to the Class A Certificates, (A) if the Class B Cross-over Date has not yet occurred or if the Class B Principal Distribution Tests are not met for such Distribution Date, the Principal Distribution Amount, or (B) if the Class B Cross-over Date has occurred and the Class B Principal Distribution Tests are met for such Distribution Date, the Class A Percentage of the Principal Distribution Amount, in either case allocated in the following sequential order:

                            (1) First, to the Class A-1 Certificates in
                 reduction of the Certificate Principal Balance of such Class, until it has been reduced to zero;

                            (2) Second, to the Class A-2 Certificates in
                 reduction of the Certificate Principal Balance of such Class, until it has been reduced to zero;

                            (3) Third, to the Class A-3 Certificates in
                 reduction of the Certificate Principal Balance of such Class, until it has been reduced to zero;

                            (4) Fourth, to the Class A-4 Certificates in
                 reduction of the Certificate Principal Balance of such Class, until it has been reduced to zero;

                            (5) Fifth, to the Class A-5 Certificates in
                 reduction of the Certificate Principal Balance of such Class, until it has been reduced to zero; and

                            (6) Sixth, to the Class A-6 Certificates in
                 reduction of the Certificate Principal Balance of such Class, until it has been reduced to zero;

                 provided, however, that on any Distribution Date on which the Pool Scheduled Principal Balance is less than the aggregate Certificate Principal Balance of the Senior Certificates immediately prior to such Distribution Date, the Principal Distribution Amount or applicable percentage thereof will be allocated among the Senior Certificates pro rata based upon their respective principal balances;

                 (vi) Sixth, to the Class A-6 Certificates, (A) first, any related Writedown Interest Amount for such Distribution Date, and (B) second, any related Carryover Writedown Interest Amount for such Distribution Date;

                 (vii) Seventh, to the Class B-1 Certificates, (A) first, any related Writedown Interest Amount for such Distribution Date, and (B) second, any related Carryover Writedown Interest Amount for such Distribution Date;

                 (viii) Eighth, to the Class B-2 Certificates, (A) first, any related Writedown Interest Amount for such Distribution Date, and (B) second, any related Carryover Writedown Interest Amount for such Distribution Date;

                 (ix) Ninth, to the Class A-6 Certificates, any Outstanding Certificate Writedown Amount for such Class and Distribution Date;

                 (x) Tenth, (A) if the Class B Cross-over Date has occurred and the Class B Principal Distribution Tests are met for such Distribution Date, to the Class B-1 Certificates, any Outstanding Certificate Writedown Amount for such Class and Distribution Date; or (B) if the Class B Cross-over Date has not yet occurred or the Class B Principal Distribution Tests are not met for such Distribution Date, any Outstanding Certificate Writedown Amount for such Class and Distribution Date shall be distributed pursuant to clause (v) above;

                 (xi) Eleventh, (A) if the Class B Cross-over Date has occurred and the Class B Principal Distribution Tests are met for such Distribution Date, to the Class B-2 Certificates, any Outstanding Certificate Writedown Amount for such Class and Distribution Date; or
          (B) if the Class B Cross-over Date has not yet occurred or the Class B Principal Distribution Tests are not met for such Distribution Date, any Outstanding Certificate Writedown Amount for such Class and Distribution Date shall be distributed pursuant to clause (v) above;

                 (xii) Twelfth, to the Class B Certificates, (A) if the Class B Cross-over Date has occurred and the Class B Principal Distribution Tests are met for such Distribution Date, the Class B Percentage of the Principal Distribution Amount, or (B) if the Class A Principal Balance has been or is reduced to zero on or before such Distribution Date, the entire Principal Distribution Amount (less the portion thereof, if any, distributed pursuant to clause (v) above), in either case allocated between the Class B-1 and Class B-2 Certificates pro rata based upon their respective Certificate Principal Balances (provided, however, if the Class A-6 Certificate Principal Balance has not been reduced to zero on or prior to such Distribution Date, then amounts distributable pursuant to this clause (xii) shall be allocated solely to the Class B-1 Certificates to the extent that allocation of such amounts to the Class B-2 Certificates would reduce the Class B-2 Certificate Principal Balance below the Class B-2 Floor Amount), but distributable on any Distribution Date first to the Class B-1 Certificates and thereafter to the Class B-2 Certificates;

                 (xiii) Thirteenth, to the Class B-2 Certificates, any related Carryover Interest Amount for such Distribution Date, allocated first to pay all interest accrued and unpaid on overdue Interest Distribution Amounts and then to pay such overdue Interest Distribution Amounts;

                 (xiv) Fourteenth, to the Reserve Fund, the Class A-6 Liquidity Account, the Class B-1 Liquidity Account and the Class B-2 Liquidity Account in the following sequential order:

                          (1) to the Reserve Fund until the amount on deposit
                 therein equals the Reserve Fund Required Amount;

                           (2) to the Class A-6 Liquidity Account until the
                 amount on deposit therein equals the Class A-6 Liquidity Account Required Amount; and

                           (3) to the Class B Liquidity Account until the amount
                 on deposit therein equals the Class B Liquidity Account Required Amount, in the following sequential order;

                                    (A) first, to the Class B-1 Liquidity
                           Account until the amount on deposit therein equals the Class B-1 Liquidity Account Required Amount; and

                                    (B) second, to the Class B-2 Liquidity
                           Account until the amount on deposit therein equals the Class B-2 Liquidity Account Required Amount;

              (xv) Fifteenth, to the Class X Certificates, in the following sequential order:

                           (1) the current Class X Strip Amount; and

                           (2)  any Class X Carryover Strip Amount; and

              (xvi) Sixteenth, any remainder to the holders of the Issuing REMIC Residual Interest.

          (c) All distributions or allocations made with respect to each Class on each Distribution Date shall be allocated pro rata among the outstanding Certificates of such Class based on their respective Percentage Interests. So long as the Book-Entry Certificates are registered in the name of a Clearing Agency or its nominee, the Trustee shall make all distributions or allocations on such Certificates by wire transfers of immediately available funds to the Clearing Agency or its nominee. In the case of Certificates issued in fully-registered, certificated form, payment shall be made either (i) by check mailed to the address of each Certificateholder as it appears in the Certificate Register on the Record Date immediately prior to such Distribution Date or (ii) by wire transfer of immediately available funds to the account of a Holder at a bank or other entity having appropriate facilities therefor, if such Holder shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and such Holder is (A) with respect to the Class B Certificates, the registered owner of Class B Certificates with an aggregate initial Certificate Principal Balance of at least $1,000,000, (B) with respect to any Class A Certificates issued after the Closing Date in certificated, fully-registered form, the registered owner of Class A Certificates with an aggregate initial Certificate Principal Balance of at least $5,000,000, and (C) with respect to the Residual Certificates or Class X Certificates, the registered owner of the Residual Certificates or Class X Certificates evidencing an aggregate Percentage Interest of at least 50%. The Trustee may charge any Holder its standard wire transfer fee for any payment made by wire transfer. Final distribution on the Certificates will be made only upon surrender of the Certificates at the offices of the Trustee set forth in the notice of such final distribution sent by the Trustee to all Certificateholders pursuant to Section 9.01 of the Standard Terms.

          (d) (1) Any amounts remaining in the Distribution Account on any Distribution Date after all allocations and distributions required to be made by this Pooling and Servicing Agreement have been made, and any amounts remaining in the Pooling REMIC after payment in full of all of the Regular Interests therein and any administrative expenses associated with the Trust, will be distributed to the Holders of the Pooling REMIC Residual Interest.

          (2) Any amounts remaining in the Subaccounts on any Distribution Date after all distributions required to be made by this Pooling and Servicing Agreement have been made, and any amounts remaining in the Issuing REMIC after payment in full of the Regular Interests therein and any administrative expenses associated with the Trust, will be distributed to the Holders of the Issuing REMIC Residual Interest.

SECTION 6. RESERVE FUND, CLASS A-6 LIQUIDITY ACCOUNT AND CLASS B LIQUIDITY ACCOUNT.

          (a)(1) A Reserve Fund is hereby established as part of the Trust Estate. The Reserve Fund shall be an asset of the Issuing REMIC. The Trustee shall hold the Reserve Fund and maintain its status at all times as an Eligible Account. The account for the Reserve Fund shall be in the name of the Trustee, or shall be designated in a manner that reflects that all funds in such account are held in trust for the benefit of the Trustee. The Trustee shall invest all amounts on deposit in the Reserve Fund in Eligible Investments as directed in writing by the holders of a majority in interest (by Percentage Interest) of the Issuing REMIC Residual Interest. All net income and gain, if any, from such investments shall become funds available in the Reserve Fund. All loss, if any, from such investments shall become a charge to the Reserve Fund.

          (2) On each Distribution Date the Trustee shall withdraw from the Reserve Fund the amount of the Reserve Fund Draw Amount, if any, for such Distribution Date, if the Available Distribution (excepting the portion of the Available Distribution attributable to the Reserve Fund Draw Amount) otherwise distributable on such Distribution Date is less than the aggregate amount due Certificateholders in accordance with clauses (i) through (xiii) under Section 5(b) hereof. Such Reserve Fund Draw Amount, if any, will be applied on the Class A and Class B Certificates as part of the Available Distribution in accordance with clauses (i) through (xiii) under Section 5(b) hereof (in that order).

          (3) If, after the disbursement of the related Reserve Fund Draw Amount, if any, in accordance with Section 6(a)(2) above on any Distribution Date other than the final Distribution Date, the amount on deposit in the Reserve Fund exceeds the Reserve Fund Required Amount, the amount of such excess shall be withdrawn and distributed first to the Class A-6 Liquidity Account, until the amount on deposit therein equals the Class A-6 Liquidity Account Required Amount, next to the Class B-1 Liquidity Account, until the amount on deposit therein equals the Class B-1 Liquidity Account Required Amount, next to the Class B-2 Liquidity Account, until the amount on deposit therein equals the Class B-2 Liquidity Account Required Amount, next to the holders of the Class X Certificates in reduction of any unpaid Class X Strip Amounts (such amounts to be distributed first in reduction of the Class X Strip Amount for such Distribution Date, to the extent not previously distributed, and next in reduction of any Class X Carryover Strip Amount for such Distribution Date, to the extent not previously distributed), and then to the holders of the Issuing REMIC Residual Interest.

          (4) On the final Distribution Date, after the disbursement of the Reserve Fund Draw Amount, if any, in accordance with Section 6(a)(2) above, the amount, if any, on deposit in the Reserve Fund will be withdrawn by the Trustee and distributed in the following order of priority: (i) first, to the Class A-6 Certificates, the Class B-1 Certificates and the Class B-2 Certificates, in that order, in reduction of any remaining Outstanding Certificate Writedown Amounts relating thereto, with such amount being allocated to reduce any related Outstanding Certificate Writedown Amount to zero; (ii) next, to the holders of the Class X Certificates in reduction of any unpaid Class X Strip Amounts (such amounts to be distributed first in reduction of the Class X Strip Amount for such Distribution Date, to the extent not previously distributed, and next in reduction of any Class X Carryover Strip Amount for such Distribution Date, to the extent not previously distributed); and (iii) finally, to the holders of the Issuing REMIC Residual Interest, whereupon the Reserve Fund shall be terminated.

          (b)(1) A Class A-6 Liquidity Account is hereby established as part of the Trust Estate. The Class A-6 Liquidity Account shall be an asset of the Issuing REMIC. The Trustee shall hold the Class A-6 Liquidity Account and maintain its status at all times as an Eligible Account. The account for the Class A-6 Liquidity Account shall be in the name of the Trustee, or shall be designated in a manner that reflects that all funds in such account are held in trust for the benefit of the Trustee. The Trustee shall invest all amounts on deposit in the Class A-6 Liquidity Account in Eligible Investments as directed in writing by the holders of a majority in interest (by Percentage Interest) of the Issuing REMIC Residual Interest. All net income and gain if any, from such investments shall become funds available in the Class A-6 Liquidity Account. All loss, if any, from such investments shall become a charge to the Class A-6 Liquidity Account.

          (2) On each Distribution Date, after the amounts allocated to the various Subaccounts have been allocated in accordance with Section 5(b) hereof, the Trustee shall, in accordance with the related Remittance Report, withdraw from the Class A-6 Liquidity Account the amount of the Class A-6 Liquidity Account Draw Amount, if any, for such Distribution Date. Such Class A-6 Liquidity Account Draw Amount, if any, will be applied on the Class A-6 Certificates in accordance with clauses (ii) and (vi) under Section 5(b) hereof (in that order).

          (3) If, after the disbursement of the related Class A-6 Liquidity Account Draw Amount, if any, in accordance with Section 6(b)(2) above on any Distribution Date other than the final Distribution Date, the amount on deposit in the Class A-6 Liquidity Account exceeds the Class A-6 Liquidity Account Required Amount, the amount of such excess shall be withdrawn and distributed first to the Class B-1 Liquidity Account, until the amount on deposit therein equals the Class B-1 Liquidity Account Required Amount, next to the Class B-2 Liquidity Account, until the amount on deposit therein equals the Class B-2 Liquidity Account Required Amount, next to the holders of the Class X Certificates in reduction of any unpaid Class X Strip Amounts (such amounts to be distributed first in reduction of the Class X Strip Amount for such Distribution Date, to the extent not previously distributed, and next in reduction of any Class X Carryover Strip Amount for such Distribution Date, to the extent not previously distributed), and then to the holders of the Issuing REMIC Residual Interest.

          (4) On the final Distribution Date, after the disbursement of the Class A-6 Liquidity Account Draw Amount, if any, in accordance with Section 6(b)(2) above, the amount, if any, on deposit in the Class A-6 Liquidity Account will be withdrawn by the Trustee and distributed in the following order of priority: (i) first, to the Class A-6 Certificates in reduction of any remaining Outstanding Certificate Writedown Amount relating thereto, with such amount being allocated to reduce any related Outstanding Certificate Writedown amount to zero; (ii) next, to the Class B-1 Certificates in reduction of any remaining Outstanding Certificate Writedown Amount relating thereto, with such amount being allocated to reduce any related Outstanding Certificate Writedown amount to zero; (iii) next, to the Class B-2 Certificates in reduction of any remaining Outstanding Certificate Writedown Amount relating thereto, with such amount being allocated to reduce any related Outstanding Certificate Writedown amount to zero; (iv) next, to the holders of the Class X Certificates in reduction of any unpaid Class X Strip Amounts (such amounts to be distributed first in reduction of the Class X Strip Amount for such Distribution Date, to the extent not previously distributed, and next in reduction of any Class X Carryover Strip Amount for such Distribution Date, to the extent not previously distributed); and (v) finally, to the holders of the Issuing REMIC Residual Interest, whereupon the Class A-6 Liquidity Account shall be terminated.

          (c)(1) The Class B-1 Liquidity Account and the Class B-2 Liquidity Account are hereby established as part of the Trust Estate. The Class B-1 Liquidity Account and the Class B-2 Liquidity Account collectively constitute the Class B Liquidity Account. The Class B Liquidity Account shall be an asset of the Issuing REMIC. The Trustee shall hold the Class B-1 Liquidity Account and the Class B-2 Liquidity Account and maintain the status of each at all times as an Eligible Account. The account for each of the Class B-1 Liquidity Account and the Class B-2 Liquidity Account shall be in the name of the Trustee, or shall be designated in a manner that reflects that all funds in such accounts are held in trust for the benefit of the Trustee. The Trustee shall invest all amounts on deposit in the Class B-1 Liquidity Account or the Class B-2 Liquidity Account in Eligible Investments as directed in writing by the holders of a majority in interest (by Percentage Interest) of the Issuing REMIC Residual Interest. All net income and gain, if any, from such investments shall become funds available in the Class B-1 Liquidity Account or the Class B-2 Liquidity Account, as the case may be. All loss, if any, from such investments shall become a charge to the Class B-1 Liquidity Account or the Class B-2 Liquidity Account, as the case may be.

          (2) On each Distribution Date, after the amounts allocated to the various Subaccounts have been allocated in accordance with Section 5(b) hereof, the Trustee shall, in accordance with the related Remittance Report, withdraw from the Class B-1 Liquidity Account the amount of the Class B-1 Liquidity Account Draw Amount, if any, for such Distribution Date. Such Class B-1 Liquidity Account Draw Amount, if any, will be applied on the Class B-1 Certificates in accordance with clauses (iii) and (vii) under Section 5(b) hereof (and in that order).

          (3) On each Distribution Date, after the amounts allocated to the various Subaccounts have been allocated in accordance with Section 5(b) hereof, the Trustee shall, in accordance with the related Remittance Report, withdraw from the Class B-2 Liquidity Account the amount of the Class B-2 Liquidity Account Draw Amount, if any, for such Distribution Date. Such Class B-2 Liquidity Account Draw Amount, if any, will be applied on the Class B-2 Certificates in accordance with clauses (iv), (viii) and (xiii) under Section 5(b) hereof (and in that order).

          (4) If, after the disbursement of the related Class B-1 Liquidity Account Draw Amount and Class B-2 Liquidity Account Draw Amount, if any, in accordance with Sections 6(c)(2) and 6(c) (3) above on any Distribution Date other than the final Distribution Date, the amount on deposit in the Class B-1 Liquidity Account exceeds the Class B-1 Liquidity Account Required Amount or the amount on deposit in the Class B-2 Liquidity Account exceeds the Class B-2 Liquidity Account Required Amount, the amount of such excess shall be withdrawn and distributed in the following order of priority; first, (in the case of the Class B-1 Liquidity

Account) to the Class B-2 Liquidity Account, until the amount on deposit therein equals the Class B-2 Liquidity Account Required Amount, next to the holders of the Class X Certificates in reduction of any unpaid Class X Strip Amounts (such amounts to be distributed first in reduction of the Class X Strip Amount for such Distribution Date, to the extent not previously distributed, and next in reduction of any Class X Carryover Strip Amount for such Distribution Date, to the extent not previously distributed), and then to the holders of the Issuing REMIC Residual Interest.

          (5) On the final Distribution Date, after the disbursement of the Class B-1 Liquidity Account Draw Amount and the Class B-2 Liquidity Account Draw Amount, if any, in accordance with Sections 6(c)(2) and 6(c)(3) above, the amount, if any, on deposit in the Class B-1 Liquidity Account and the Class B-2 Liquidity Account will be withdrawn by the Trustee and distributed in the following order of priority: (i) first, to the Class B-1 Certificates and Class B-2 Certificates, each as the case may be, in reduction of any remaining Outstanding Certificate Writedown Amounts relating thereto, to reduce any related Outstanding Certificate Writedown Amount to zero; (ii) next, in the case of the Class B-1 Liquidity Account, to the Class B-2 Certificates in reduction of any remaining Outstanding Certificate Writedown Amount relating thereto, with such amount being allocated to reduce any related Outstanding Certificate Writedown amount to zero; (iii) next, to the holders of the Class X Certificates in reduction of any unpaid Class X Strip Amounts (such amounts to be distributed first in reduction of the Class X Strip Amount for such Distribution Date, to the extent not previously distributed, and next in reduction of any Class X Carryover Strip Amount for such Distribution Date, to the extent not previously distributed); and (iv) finally, to the holders of the Issuing REMIC Residual Interest, whereupon the Class B-1 Liquidity Account and the Class B-2 Liquidity Account each shall be terminated.

SECTION 7.       ALLOCATION OF WRITEDOWN AMOUNTS.

          On each Distribution Date, after all required distributions have been made on the Certificates pursuant to Sections 5 and 6 above, the Writedown Amount, if any, shall be allocated on such Distribution Date in the following manner and in the following order of priority:

                 (a) First, to the Class B-2 Certificates and to the Class B-2 Subaccount, to be applied in reduction of the Certificate Principal Balance of such Class and the Subaccount Principal Balance of such Subaccount, respectively, until the Certificate Principal Balance has been reduced to zero;

                 (b) Second, to the Class B-1 Certificates and to the Class B-1 Subaccount, to be applied in reduction of the Certificate Principal Balance of such Class and the Subaccount Principal Balance of such Subaccount, respectively, until the Certificate Principal Balance has been reduced to zero; and

                 (c) Finally, to the Class A-6 Certificates and to the Class A-6 Subaccount, to be applied in reduction of the Certificate Principal Balance of such Class and the Subaccount Principal Balance of such Subaccount, respectively, until they have been reduced to zero.

SECTION 8.       REMITTANCE REPORTS.

          (a) The Remittance Report for each Distribution Date shall identify the following items, in addition to the items specified in Section 4.01 of the Standard Terms:

                 (1) the Interest Distribution Amount for each Class of the Certificates for such Distribution Date (which shall equal the Priority Interest Amount for the Corresponding Subaccount) and the Carryover Interest Amount, as well as any Writedown Interest Amount and any Carryover Writedown Interest Amount, for each Class of the Certificates for such Distribution Date, and the amount of interest of each such category to be distributed on each such Class based upon the Available Distribution for such Distribution Date;

                 (2) the amount to be distributed on such Distribution Date on each Class of the Certificates to be applied to reduce the Certificate Principal Balance of such Class (which will be equal to the amount to be allocated on such Distribution Date on the Corresponding Subaccount to be applied to reduce the Subaccount Principal Balance of such Subaccount), separately identifying any portion of such amount attributable to any prepayments;

                 (3) the aggregate amount, if any, to be distributed on the Residual Certificates;

                 (4) the amount of any Writedown Amounts to be allocated to reduce the Certificate Principal Balance of any Class of Subordinated Certificates (which will be equal to the amount of any Writedown Amount to be allocated to the Corresponding Subaccount) on such Distribution Date;

                 (5) (a) the amount of any Reserve Fund Draw Amount, any Class A-6 Liquidity Account Draw Amount, any Class B-1 Liquidity Account Draw Amount and any Class B-2 Liquidity Account Draw Amount for such Distribution Date, (b) the amount to be deposited into the Reserve Fund, the Class A-6 Liquidity Account, the Class B-1 Liquidity Account and the Class B-2 Liquidity Account pursuant to clause (xiv) under
          Section 5(b) above, and (c) the amount on deposit in the Reserve Fund, the Class A-6 Liquidity Account and the Class B-2 Liquidity Account both immediately before and immediately after the Distribution Date;

                 (6) the Certificate Principal Balance of each Class of the Certificates (which will be equal to the Subaccount Principal Balance of the Corresponding Subaccount) after giving effect to the distributions to be made (and any Writedown Amounts to be allocated) on such Distribution Date;

                 (7) the aggregate Interest Distribution Amount remaining unpaid, if any, and the aggregate Carryover Interest Amount remaining unpaid, if any, for each Class of Certificates (which will be equal to the Priority Interest Amount and Carryover Interest Amount remaining unpaid on the Corresponding Subaccount), after giving effect to all distributions to be made on such Distribution Date;

                 (8) the amount of any Outstanding Certificate Writedown Amount, if any, with respect to each Class of Certificates (which will be equal to the Outstanding Subaccount Writedown Amount with respect to the Corresponding Subaccount), after giving effect to all distributions to be made (and any Writedown Amount to be allocated) on such Distribution Date; and

                 (9) the aggregate Writedown Interest Amount remaining unpaid, if any, and the aggregate Carryover Writedown Interest Amount remaining unpaid, if any, for each Class of Certificates (which will be equal to such amounts remaining unpaid on the Corresponding Subaccount), after giving effect to all distributions to be made on such Distribution Date.

          In the case of information furnished pursuant to clauses (1), (2) and
(3) above, the amounts shall be expressed, with respect to any Class A or Class B Certificate, as a dollar amount per $1,000 denomination.

          (b) In addition to mailing a copy of the related Remittance Report to each Certificateholder on each Distribution Date in accordance with Section 4.01 of the Standard Terms, on each Distribution Date, the Trustee shall mail a copy of the related Remittance Report to each Underwriter (to the attention of the person, if any, reported to the Trustee by the applicable Underwriter) and to The Bloomberg (to the address and to the person, if any specified to the Trustee by CS First Boston Corporation). The Trustee shall not be obligated to mail any Remittance Report to The Bloomberg unless and until CS First Boston Corporation shall have notified the Trustee in writing of the name and address to which such reports are to be mailed, which notice, once delivered, will be effective for all Distribution Dates after the date such notice is received by the Trustee unless and until superseded by a subsequent notice.

SECTION 9. LIMITED RIGHT OF SERVICER TO RETAIN SERVICING FEES FROM COLLECTIONS.

          The Servicer may retain its Servicing Fee and any other servicing compensation provided for herein and in the Standard Terms from gross interest collections on the Assets prior to depositing such collections into the Certificate Account; provided, however, that OAC as Servicer may only so retain its Servicing Fee in respect of a Distribution Date from gross interest collections on the Assets to the extent that the amounts on deposit in the Certificate Account and attributable to the Available Distribution for such Distribution Date exceed the sum of all amounts to be allocated and distributed on such Distribution Date pursuant to clauses (i) through (xiv) under Section 5(b) hereof.

SECTION 10.      MODIFICATIONS OF STANDARD TERMS.

          The following modifications to the Standard Terms shall be in effect with respect to the Certificates only.

          (a) Section 1.01 of the Standard Terms is hereby amended as follows:

                 (i) the definition of "Available Distribution" is hereby amended by deleting the definition thereof and replacing such definition in its entirety as follows:

                                    "AVAILABLE DISTRIBUTION": For each
                           Distribution Date for a Series of Certificates, (1)
                           (z) the amount on deposit in the related Distribution Account at the commencement of business on such Distribution Date and (y) the Reserve Fund Draw Amount, if any, for such Distribution Date, less (2) the amounts distributable from the Distribution Account in accordance with clauses (1) through (4) of
                           Section 4.03(a) hereof.

                           (ii) the definition of "Contract Documents" is hereby
                 amended by deleting the final paragraph thereof and replacing such paragraph in its entirety as follows:

                                    In the case of any Land Secured Contract,
                           the related Contract Documents shall consist of the following documents in lieu of those listed in clause
                           (c) of the foregoing paragraph: (i) the original recorded Mortgage for the related Real Property, with evidence of recordation noted thereon or attached thereto, or a certified copy thereof issued by the appropriate recording office (or, if the Mortgage is in the process of being recorded, a photocopy of the Mortgage, which may be on microfilm or optical disk maintained by the Servicer in its records separate from the other related Contract Documents); (ii) if the Mortgage does not name the related Seller as mortgagee therein or beneficiary thereof, an original recorded assignment or assignments of the Mortgage from the Persons named as mortgagee in, or beneficiary of, such Mortgage, to the related Seller, with evidence of recordation noted thereon or attached thereto, or a certified copy of each such assignment issued by the appropriate recording office (or, if such an original assignment is in the process of being recorded, a photocopy of each such assignment, which may be on microfilm or optical disk maintained by the Servicer in its records separate from the other related Contract Documents); (iii) a copy of the power of attorney delivered by the Seller to the Trustee authorizing the Trustee to execute and record assignments of Mortgages securing Land Secured Contracts from the Seller to the Trustee in the event that recordation of such assignments becomes necessary for foreclosure on the related Real Property by or on behalf of the Trustee; and (iv) if such Land Secured Contract's original principal balance was $40,000 or greater, a copy of the title search report and bring-down thereof (or evidence of title insurance) with respect to the related Real Property.


                           (iii) the definition of "Eligible Investment" is
                 hereby amended by deleting the word "or" from paragraph (d) thereof; by adding the word "or" after the semicolon in paragraph (e) thereof; and by adding a paragraph (f) at the end thereof to read in its entirety as follows:

                                    (f) money market accounts or money market
                           mutual funds investing primarily in obligations of the United States government, and further investing exclusively in debt obligations, provided, however, that such money market accounts or money market mutual funds shall be rated in a rating category sufficient to support the initial ratings assigned to a related Series of Certificates.

                           (iv) the definition of "Interest Accrual Period" is
                 hereby amended by deleting the definition thereof and replacing such definition in its entirety as follows:

                                    "INTEREST ACCRUAL PERIOD": With respect to
                           each Distribution Date (i) for the Class A-1
                           Certificates, the Class B-1 Certificates and the Class B-2 Certificates the period commencing on the 15th day of the preceding month through the 14th day of the month in which such Distribution Date occurs (except that the first Interest Accrual Period for (z) the Class A-1 Certificates will be the period from the Closing Date through November 14, 1996 and
                           (y) the Class B-1 Certificates and the Class B-2 Certificates will be the period from October 25, 1996 through November 14, 1996) and (ii) for the Class A-2, Class A-3, Class A-4, Class A-5 and Class A-6 Certificates, the calendar month preceding the month in which the Distribution Date occurs. Interest on the Class A-1 Certificates will be calculated on the basis of a 360-day year and the actual number of days elapsed in the applicable Interest Accrual Period. Interest on the Class A- 2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-6 Certificates, Class B-1 Certificates and Class B-2 Certificates will be computed on the basis of a 360-day year consisting of twelve 30-day months.

                     (v) the definition of "Mortgage Loan  Documents" is hereby amended by adding to the end of paragraph (e) thereof the following:


                      and that such Title Insurance Policy is freely assignable to and will inure to the benefit of the Trustee (subject to recordation of the related Assignment of Mortgage).

                           (vi) the words "Servicing Fees and" is hereby deleted
                       from the two   parenthetical  phrases  included in the
                       definition of "Due Date  Interest  Shortfall"; and

                           (vii) the definition of "Qualified Bank" is restated
                        as follows:

                                    "QUALIFIED BANK": Any domestic bank not
                           affiliated with the Seller or OMI (1) having long-term unsecured debt obligations rated in one of the two highest rating categories (without modifiers) of Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P") (and of Fitch Investors Service, L.P. ("Fitch") if such bank's long-term unsecured debt obligations are rated by Fitch) or short-term unsecured debt obligations rated in S&P's highest applicable rating category (and in Fitch's highest applicable rating category if such bank's short-term unsecured debt obligations are rated by Fitch), (2) having commercial paper or short-term unsecured debt obligations rated in S&P's highest applicable rating category (and in Fitch's highest applicable rating category if such bank's commercial paper or short-term unsecured debt obligations are rated by Fitch), or (3) that is otherwise acceptable to each applicable Rating Agency.

          (b) Section 2.02 of the Standard Terms is hereby amended by the addition of the following Section 2.02(c)(4) thereto:

                 (4) Recordation and/or Delivery of Opinions in Certain Circumstances. (A) If, at any time more than 10% of the Pool Scheduled Principal Balance is comprised of Mortgage Loans, Seller shall promptly, but in no event later than sixty (60) days following such event, either record Assignments of Mortgages or obtain one or more Opinions of Counsel to the effect that recording is not required to protect the Trustee's right, title and interest in and to such Mortgage Loans (or, in case a court should recharacterize the sale of the Mortgage Loans as a financing, to perfect a first priority security interest in favor of the Trustee in the related Mortgage
          Loan), in either case with respect to a sufficient quantity of Mortgage Loans so that less than 10% of the Pool Scheduled Principal Balance is comprised of Mortgage Loans with unrecorded Assignments or as to which there exists no Opinion of Counsel.

                 (B) If, at any time the credit rating assigned to Oakwood Homes Corporation, a North Carolina corporation, by Standard & Poor's Rating Services, a division of the McGraw-Hill Companies, Inc., is reduced to less than "BB+", Seller shall either record Assignments of Mortgages with respect each Mortgage Loan; or obtain one or more Opinions of Counsel with respect to each Mortgage Loan to the effect that recording is not required to protect the Trustee's right, title and interest in and to such Mortgage Loans (or, in case a court should recharacterize the sale of the Mortgage Loans as a financing, to perfect a first priority security interest in favor of the Trustee in the related Mortgage Loan).

                 (C) In the event that, subsequent to the receipt of an Opinion of Counsel as provided in Section 2.02(c)(4)(A) or (B), the Servicer is advised that recording is required to protect the right, title and interest of the Trustee in and to any Mortgage Loan for which recordation of an Assignment of Mortgage was not previously required, the Servicer shall promptly notify the Trustee, and the Trustee shall within five Business Days of its receipt of such notice deliver each previously unrecorded Assignment of Mortgage to the Servicer for recordation.

          (c) Section 5.02 of the Standard Terms is hereby amended by deleting the words "be equal to" and replacing it with the words "not be less than" on the fourth line of the first paragraph thereof.

          (d) Section 5.07 of the Standard Terms is hereby amended by deleting the first sentence thereof in its entirety and replacing it with the following:

          If (a) any mutilated Certificate is surrendered to the Trustee or the Certificate Registrar, or the Trustee and the Certificate Registrar receive evidence to their satisfaction of the destruction, loss or theft of any Certificate, and (b) there is delivered to the Trustee and the Certificate Registrar such security or indemnity as may be required by them to save each of them harmless (the unsecured agreement of an Institutional Holder being sufficient for such purpose), then, in the absence of notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of the same Class, tenor and denomination or Percentage Interest.

SECTION 11.      REMIC ADMINISTRATION.

          (a) For purposes of the REMIC Provisions, all of the Certificates (except the Residual Certificates) will be designated as the "regular interests" in the Issuing REMIC, the eight Subaccounts will be designated as the "regular interests" in the Pooling REMIC, the Class R Certificates will be designated as the "residual interest" in each of the Issuing REMIC and the Pooling REMIC and, following the division of the Class R Certificates into two separately transferable, certificated and fully registered certificates in accordance with
Section 11(b) below, the Class R-1 Certificates will be designated as the "residual interest" in the Issuing REMIC and the Class R-2 Certificates will be designated as the "residual interest" in the Pooling REMIC.

          (b) Upon the request of any registered Holder of a Class R Certificate, the Trustee shall issue to such Holder two separately transferable, certificated and fully registered Certificates (a Class R-1 Certificate and a Class R-2 Certificate), in substantially the forms of EXHIBIT R-1 and EXHIBIT R-2 attached hereto. In the event that the Class R Certificates are exchanged for separately transferrable Class R-1 and Class R-2 Certificates: (1) the Class R-1 Certificates will be designated as the residual interest in the Issuing REMIC, (2) the Class R-2 Certificates will be designated as the residual interest in the Pooling REMIC, (3) the Holders of a majority of the Percentage Interest in the Class R-1 Certificates together with the Holders of a majority of the Percentage Interest in the Class R-2 Certificates will have the option to make a Terminating Purchase given to the Holders of a majority of the Percentage Interest in the Residual Certificates pursuant to Section 9.01 of the Standard Terms, and (4) the restrictions on the transfer of a Residual Certificate provided in the Standard Terms will apply to both the Class R-1 and the Class R-2 Certificates.

SECTION 12.      AUCTION CALL.

          (a) If neither the Servicer nor the Residual Majority exercises its optional termination right as described in Section 9.01 of the Standard Terms within 90 days after it first becomes entitled to do so, the Trustee shall use commercially reasonable efforts to solicit bids for the purchase of all Assets, REO Properties and Repo Properties remaining in the Trust from no fewer than two prospective purchasers that it believes to be Qualified Bidders. If OAC is then the Servicer of the Assets, the solicitation of bids shall be conditioned upon the continuation of OAC as the servicer of the Assets on terms and conditions substantially similar to those in the Pooling and Servicing Agreement, except that it shall not be required to pay compensating interest or make Advances.

          (b) If the Trustee receives bids from at least two Qualified Bidders and the net proceeds of the highest bid are equal to or greater than the Termination Price, the Trustee shall promptly advise the Servicer of the highest bid and the terms of purchase, and the Servicer shall have three Business Days, at its option, to match the terms of such bid. The Trustee shall thereafter sell the Assets, REO Properties and Repo Properties either (i) to the Servicer, if it shall so elect, or (ii) to the highest bidder, and in either case the Trustee shall distribute the net proceeds of such sale in redemption of the Certificates in compliance with Article IX of the Standard Terms and Section 5 hereof. Any such sale must also comply with the requirements applicable to a Terminating Purchase set forth in Section 9.02 of the Standard Terms.

          (c) Any costs incurred by the Trustee in connection with such sale (including without limitation any legal opinions or consents required by Section
9.02 of the Standard Terms) shall be deducted from the bid price of the Assets, REO Properties and Repo Properties in determining the net proceeds therefrom.

          (d) If the Trustee does not obtain bids from at least two Qualified Bidders, or does not receive a bid such that the net proceeds therefrom would at least equal the Termination Price, it shall not sell the Assets, REO Properties and Repo Properties, and shall thereafter have no obligation to attempt to sell same.

          (e) The Servicer shall cooperate with and provide necessary information to the Trustee in connection with any auction sale as described herein.

SECTION 13.      VOTING RIGHTS.

          The Voting Rights applicable to the Certificates shall be allocated 0.5% to the Class R Certificates, 0.5% to the Class X Certificates and 99% to the other Certificates in proportion with their respective Certificate Principal Balance.

SECTION 14.      DETERMINATION OF ONE-MONTH LIBOR.

          (a) The Class A-1 Certificates will be entitled to receive on each Distribution Date interest distributions at the Pass-Through Rate for such Class as specified in Section 3 hereof.

          (b) With respect to the Class A-1 Certificates, One-Month LIBOR shall be determined as follows:

                 On each Floating Rate Determination Date, the Servicer will determine the arithmetic mean of the London Interbank Offered Rate ("LIBOR") quotations for one-month Eurodollar deposits ("One-Month LIBOR") for the succeeding Interest Accrual Period for the Class A-1 Certificates on the basis of the Reference Banks' offered LIBOR quotations provided to the Servicer as of 11:00 a.m. (London time) on such Floating Rate Determination Date. As used herein with respect to a Floating Rate Determination Date, "Reference Banks" means four leading banks engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) whose quotations appear on the Bloomberg Screen US0001M Index Page on the Floating Rate Determination Date in question and (iii) which have been designated as such by the Servicer and are able and willing to provide such quotations to the Servicer on each Floating Rate Determination Date; and "Bloomberg Screen US0001M Index Page" means the display designated as page "US0001M on the Bloomberg Financial Markets Commodities News (or such other pages as may replace such page on that service for the purpose of displaying LIBOR quotations of major banks). If any Reference Bank should be removed from the Bloomberg Screen US0001M Index Page or in any other way fails to meet the qualifications of a Reference Bank, the Servicer may, in its sole discretion, designate an alternative Reference Bank.

                 On each Floating Rate Determination Date, One-Month LIBOR for the next succeeding Interest Accrual Period for the Class A-1 Certificates will be established by the Servicer as follows:

                 (i) If, on any Floating Rate Determination Date, two or more of the Reference Banks provide offered One-Month LIBOR quotations on the Bloomberg Screen US0001M Index Page, One-Month LIBOR for the next Accrual Period for the Class A-1 Certificates will be the arithmetic mean of such offered quotations (rounding such arithmetic mean if necessary to the nearest five decimal places).

                 (ii) If, on any Floating Rate Determination Date, only one or none of the Reference Banks provides such offered One-Month LIBOR quotations for the next applicable Interest Accrual Period, One-Month LIBOR for the next Accrual Period for the Class A-1 Certificates will be the higher of (x) One-Month LIBOR as determined on the previous Floating Rate Determination Date and (y) the Reserve Interest Rate. The "Reserve Interest Rate" will be the rate per annum that the Servicer determines to be either (A) the arithmetic mean (rounding such arithmetic mean if necessary to the nearest five decimal places) of the one-month Eurodollar lending rate that New York City banks selected by the Servicer are quoting, on the relevant Floating Rate Determination Date, to the principal London offices of at least two leading banks in the London interbank market or (B) in the event that the Servicer can determine no such arithmetic mean, the lowest one-month Eurodollar lending rate that the New York City banks selected by the Servicer are quoting on such Floating Rate Determination Date to leading European banks.

                 (iii) If, on any Floating Rate Determination Date, the Servicer is required but is unable to determine the Reserve Interest Rate in the manner provided in paragraph (ii) above, One-Month LIBOR for the next applicable Interest Accrual Period will be One- Month LIBOR as determined on the previous Floating Rate Determination Date.

          Notwithstanding the foregoing, One-Month LIBOR for an Interest Accrual Period shall not be based on One-Month LIBOR for the previous Interest Accrual Period on the Class A-1 Certificates for two consecutive Floating Rate Determination Dates. If, under the priorities described above, One-Month LIBOR for an Interest Accrual Period on the Class A-1 Certificates would be based on One-Month LIBOR for the previous Floating Rate Determination Date for the second consecutive Floating Rate Determination Date, the Servicer shall select an alternative index (over which the Servicer has no control) used for determining one-month Eurodollar lending rates that is calculated and published (or otherwise made available) by an independent third party.

          The establishment of One-Month LIBOR (or an alternative index) by the Servicer and the Servicer's subsequent calculation of the Pass-Through Rate on the Class A-1 Certificates for the relevant Interest Accrual Period, in the absence of manifest error, will be final and binding.

SECTION 15.      GOVERNING LAW.

          The Pooling and Servicing Agreement shall be construed in accordance with and governed by the laws of the State of North Carolina applicable to agreements made and to be performed therein. The parties hereto agree to submit to the personal jurisdiction of all federal and state courts sitting in the State of North Carolina and hereby irrevocably waive any objection to such jurisdiction. In addition, the parties hereto hereby irrevocably waive any objection that they may have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any federal or state court sitting in the State of North Carolina, and further irrevocably waive any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.


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




SECTION 16.      FORMS OF CERTIFICATES.

          Each of the Schedules and Exhibits attached hereto or referenced herein are incorporated herein by reference as contemplated by the Standard Terms. Each Class of Certificates shall be in substantially the related form attached hereto, as set forth in the Index to Schedules and Exhibits attached hereto.

SECTION 17.      COUNTERPARTS.

          This Pooling and Servicing Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

SECTION 18.      ENTIRE AGREEMENT.

          This Pooling and Servicing Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof, and fully supersedes any prior or contemporaneous agreements relating to such subject matter.

          IN WITNESS WHEREOF, OMI, the Servicer and the Trustee have caused this Pooling and Servicing Agreement to be duly executed by their respective officers thereunto duly authorized and their respective signatures duly attested all as of the day and year first above written.


                               OAKWOOD MORTGAGE INVESTORS, INC.


                               By: /S/ DOUGLAS R. MUIR

                               Name: DOUGLAS R. MUIR

                               Title: VICE PRESIDENT


                               OAKWOOD ACCEPTANCE CORPORATION


                               By: /S/ DOUGLAS R. MUIR

                               Name: DOUGLAS R. MUIR

                               Title: VICE PRESIDENT



                               PNC BANK, NATIONAL ASSOCIATION,
                                     AS TRUSTEE


                               By: /S/ ALFRED J. PERAZZELLI, JR.

                               Name: ALFRED J. PERAZZELLI, JR.

                               Title: VICE PRESIDENT

STATE OF NORTH CAROLINA                              )
                                                     )   s.
COUNTY OF GUILFORD                                   )


         The foregoing instrument was acknowledged before me in the County of Guilford this 24th day of October, 1996 by Douglas R. Muir, Vice President of Oakwood Mortgage Investors, Inc., a North Carolina corporation, on behalf of the corporation.


                                                      /s/ R. A. Vuturo
                                            -----------------------------------
                                                         Notary Public


 Commission expires:  April 26, 1999




STATE OF NORTH CAROLINA                              )
                                                     )   s.
COUNTY OF GUILFORD                                   )


         The foregoing instrument was acknowledged before me in the County of Guilford this 24th day of October, 1996 by Douglas R. Muir, Vice President of Oakwood Acceptance Corporation, a North Carolina corporation, on behalf of the corporation.


                                                    /s/ R. A. Vuturo
                                          -----------------------------------
                                                      Notary Public

My Commission expires:  April 26, 1999

COMMONWEALTH OF PENNSYLVANIA                                  )
                                                              )   s.
CITY OF PHILADELPHIA                                          )


         The foregoing instrument was acknowledged before me in the City of Philadelphia, this 18th day of October, 1996, by Alfred J. Perazzelli, Jr., Vice President of PNC Bank, National Association, a national banking association, on behalf of the association.

                                                  /s/ Marla M. Brownstein
                                           -----------------------------------
                                                         Notary Public

My Commission expires:  May 8, 2000

                         INDEX TO SCHEDULES AND EXHIBITS


SCHEDULE IA                Contract Schedule
SCHEDULE IB                Mortgage Loan Schedule
EXHIBIT A-1                Form of Class A-1 Certificate
EXHIBIT A-2                Form of Class A-2 Certificate
EXHIBIT A-3                Form of Class A-3 Certificate
EXHIBIT A-4                Form of Class A-4 Certificate
EXHIBIT A-5                Form of Class A-5 Certificate
EXHIBIT A-6                Form of Class A-6 Certificate
EXHIBIT B-1                Form of Class B-1 Certificate
EXHIBIT B-2                Form of Class B-2 Certificate
EXHIBIT X                  Form of Class X Certificate
EXHIBIT R                  Form of Class R Certificate




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